     As filed with the Securities and Exchange Commission on October 30, 2002

                                                              Reg. No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             SOUTHWEST AIRLINES CO.
             (Exact name of registrant as specified in its charter)

            Texas                                                75-1563240
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

P.O. Box 36611, Dallas, Texas                                    75235-1611
(Address of Principal Executive Offices)                         (Zip Code)

       Southwest Airlines Co. 2002 SWAPIA Non-Qualified Stock Option Plan
      Southwest Airlines Co. 2002 Mechanics Non-Qualified Stock Option Plan
                            (Full title of the plan)

                                  Gary C. Kelly
               Executive Vice President & Chief Financial Officer
                             Southwest Airlines Co.
                                 P.O. Box 36611
                            Dallas, Texas 75235-1611
                                  214/792-4363
           (Name, address, and telephone number, including area code, of agent for service)

                                    Copy to:

                                Deborah Ackerman
                       Vice President and General Counsel
                             Southwest Airlines Co.
                                 P.O. Box 36611
                            Dallas, Texas 75235-1611


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                                                Proposed
                                                     Proposed                   maximum          Amount
Title of                                             maximum                    aggregate        of
securities to              Amount to be              offering price             offering         registration
be registered              registered(2)             per share(1)               price(1)         fee
------------------------------------------------------------------------------------------------------------------
Common Stock
par value                  4,350,000
$1.00 per share            shares                    $15.29                     $66,489,750      $6,117
------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee which, pursuant to Rules 457(c) and 457(h), is based on the average of the high and low price for the Common Stock on the New York Stock Exchange on October 25, 2002.

(2) The number of shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) the Company's latest annual report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934;

         (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to above; and

         (c) the descriptions of the Company's Common Stock and Common Share Purchase Rights contained in registration statements filed under the Securities Exchange Act of 1934 by the Company with the Commission, including any amendment or report filed for the purpose of updating such descriptions.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock registered hereunder has been passed upon for the Company by Deborah Ackerman, Vice President and General Counsel. Ms. Ackerman beneficially owns 200,827 shares of Common Stock of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VIII, Section 1 of Registrant's Bylaws provides as follows:

                  "Right to Indemnification: Subject to the limitations and conditions as provided in this Article VIII, each person, who was or is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter called a "proceeding"), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he (or a person of whom he is the legal representative) is or was a director or officer of the corporation (or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, employee benefit plan, or other enterprise) shall be indemnified by the corporation to the fullest extent permitted by the Texas Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, court costs and attorneys' fees) actually incurred by such person in connection with such proceeding, appeal, inquiry or investigation, and indemnification under this Article VIII shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder; provided, however, that in no case shall the corporation indemnify any such person (or the legal representative of any such person) otherwise than for his reasonable expenses, in respect of any proceeding (i) in which such person shall have been finally adjudged by a court of competent jurisdiction (after exhaustion of all appeals therefrom) to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in such person's official capacity, or
(ii) in which such person shall have been found liable to the corporation; and provided, further, that the corporation shall not indemnify any such person for his reasonable expenses actually incurred in connection with any proceeding in which he shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The rights granted pursuant to this Article VIII shall be deemed contract rights, and no amendment, modification or repeal of this Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VIII could involve indemnification for negligence or under theories of strict liability."

         Article Ten of the Company's Articles of Incorporation provides that a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, subject to certain limitations.

         Article 2.02-1 B. of the Texas Business Corporation Act provides that, subject to certain limitations, "a corporation may indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section F of this article that the person: (1) conducted himself in good faith; (2) reasonably believed: (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful."

         The Company also maintains directors' and officers' liability insurance.

ITEM 8. EXHIBITS.

         4.1        Southwest Airlines Co. 2002 SWAPIA Non-Qualified Stock
                    Option Plan

         4.2        Southwest Airlines Co. 2002 Mechanics Non-Qualified Stock
                    Option Plan

         4.3 Specimen certificate representing Common Stock of the Company (incorporated by reference to Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-7259)).

         5 Opinion of Deborah Ackerman, Vice President and General Counsel of Southwest Airlines Co., re legality of securities being registered.

         23.1       Consent of Ernst & Young LLP, independent auditors.

         23.2 Consent of Deborah Ackerman, Vice President and General Counsel of Southwest Airlines Co. (contained in the opinion filed as Exhibit 5 hereto).

ITEM 9. UNDERTAKINGS.

A. The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove by registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Dallas, State of Texas on October 30, 2002.

                                       SOUTHWEST AIRLINES CO.


                                       By /s/ Gary C. Kelly
                                         ---------------------------------------
                                       Gary C. Kelly
                                       Executive Vice President and
                                       Chief Financial Officer

         Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 30, 2002.

         Signature                                            Capacity
         ---------                                            --------
/s/ Herbert D. Kelleher                                       Chairman of the Board of Directors
------------------------------------
Herbert D. Kelleher

/s/ James F. Parker                                           Chief Executive Officer and Director
------------------------------------
James F. Parker

/s/ Colleen C. Barrett                                        President, Chief Operating Officer and Director
------------------------------------
Colleen C. Barrett

/s/ Gary C. Kelly                                             Executive Vice President-Chief Financial Officer
------------------------------------                          (Chief Financial and Accounting Officer)
Gary C. Kelly

/s/ William P. Hobby                                          Director
------------------------------------
William P. Hobby

/s/ Travis C. Johnson                                         Director
------------------------------------
Travis C. Johnson

/s/ R. W. King                                                Director
------------------------------------
R. W. King

/s/ June M. Morris                                            Director
------------------------------------
June M. Morris

/s/ C. Webb Crockett                                          Director
------------------------------------
C. Webb Crockett

/s/ William H. Cunningham                                     Director
---------------------------
William H. Cunningham

/s/ John T. Montford                                          Director
------------------------------------
John T. Montford

                                INDEX TO EXHIBITS

4.1           Southwest Airlines Co. 2002 SWAPIA Non-Qualified Stock Option Plan

4.2           Southwest Airlines Co. 2002 Mechanics Non-Qualified Stock Option
              Plan

4.3           Specimen certificate representing Common Stock of the Company
              (incorporated by reference to Exhibit 4.2 to the Company's Annual
              Report on Form 10-K for the year ended December 31, 1994 (File No.
              1-7259)).

5             Opinion of Deborah Ackerman, Vice President and General Counsel of
              Southwest, re legality of securities being registered.

23.1          Consent of Ernst & Young LLP, independent auditors.

23.2          Consent of Deborah Ackerman, Vice President and General Counsel of
              Southwest (contained in the opinion filed as Exhibit 5 hereto).